Exhibit 99.1

Virtu Announces First Quarter 2017 Results

NEW YORK, NY, May 4, 2017 — Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, today reported results for the first quarter ended March 31, 2017.

First Quarter Selected Results

•                  Net income of $21.1 million; Normalized Adjusted Net Income* of $22.0 million

•                  Basic and Diluted EPS of $0.10; Normalized Adjusted EPS* of $0.16

•                  Total revenues of $147.3 million; Adjusted Net Trading Income* of $79.4 million

•                  Adjusted EBITDA* of $47.7 million; Adjusted EBITDA Margin* of 58.0%

•                  Quarterly cash dividend of $0.24 per share payable on June 15, 2017

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on June 15, 2017 to shareholders of record as of June 1, 2017.

“The challenging market conditions of the past several quarters intensified in the first quarter of 2017.  Realized volatility of the S&P 500, a key measure for market makers like Virtu, fell to 6.78 — a decline of over 20% compared to the prior quarter.  Intraday volatility posted the lowest quarterly average in over 17 years; however, our business was stable and remained profitable.  In addition, we have seen a slight pickup in activity in the first month of the second quarter. Despite these challenging conditions, we continue to invest in our business on a stand-alone basis and believe we are poised to take advantage of more advantageous conditions,” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

Mr. Cifu continued, “On April 20 2017 we announced a definitive agreement to acquire all the outstanding shares of KCG’s Class A Common Stock for $20 per share. The acquisition of KCG is a transformative event for Virtu.  We look forward to closing the transaction in the third quarter of 2017 and leveraging Virtu’s trading acumen and expense and capital discipline to KCG’s outstanding client franchise.”

First Quarter Financial Results

Total revenues decreased 23.5% to $147.3 million for this quarter, compared to $192.6 million for the same period in 2016. Trading income, net, decreased 25.1% to $139.6 million for this quarter, compared to $186.3 million for the same period in 2016. Net income decreased 59.0% to $21.1 million for this quarter, compared to $51.4 million for the same period in 2016.

Basic and Diluted EPS for this quarter were $0.10 and $0.10, compared to $0.27 and $0.26 for the same period in 2016, respectively.

Adjusted Net Trading Income decreased 32.3% to $79.4 million for this quarter, compared to $117.3 million for the same period in 2016. Adjusted EBITDA decreased 41.2% to $47.7 million for this quarter, compared to $81.1 million for the same period in 2016. Normalized Adjusted Net Income decreased 48.5% to $22.0 million for this quarter, compared to $42.7 million for the same period in 2016. Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Normalized Adjusted EPS was $0.16 for this quarter and $0.31 for the same period in 2016.

Historical quarterly results from first quarter 2014 to date are available at http://ir.virtu.com.

Business Performance

Since our inception, we have sought to broadly diversify our market making across securities, asset classes and geographies, and as a result, for the quarter ended March 31, 2017, we achieved a diverse mix of Adjusted Net Trading Income results, with no one category constituting more than 35.3% of our total Adjusted Net Trading Income. Average daily Adjusted Net Trading Income was approximately $1.280 million for this quarter compared to $1.923 million for the same period in the previous year.

As of March 31, 2017, Virtu was connected to more than 235 unique market venues in 36 countries and made markets in over 12,000 financial instruments.

The following tables show our Adjusted Net Trading Income, average daily Adjusted Net Trading Income and percentage of Adjusted Net Trading Income by category for the three months ended March 31, 2017 and 2016, respectively.

	Three Months Ended March 31,
Adjusted Net Trading Income:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$28,052	35.3%	$37,278	31.8%	-24.7%
EMEA Equities	7,218	9.1%	13,710	11.7%	-47.4%
APAC Equities	11,516	14.5%	12,180	10.4%	-5.5%
Global Commodities	17,547	22.1%	30,347	25.9%	-42.2%
Global Currencies	13,157	16.6%	20,501	17.5%	-35.8%
Options, Fixed Income and Other	3,426	4.3%	8,713	7.4%	-60.7%
Unallocated(1)	(1,517)	-1.9%	(5,434)	-4.7%	NM
Total Adjusted Net Trading Income	$79,399	100.0%	$117,295	100.0%	-32.3%

	Three Months Ended March 31,
Average Daily Adjusted Net Trading Income:	2017	% of Total	2016	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$452	35.3%	$611	31.8%	-26.0%
EMEA Equities	116	9.1%	225	11.7%	-48.4%
APAC Equities	186	14.5%	200	10.4%	-7.0%
Global Commodities	283	22.1%	497	25.9%	-43.1%
Global Currencies	212	16.6%	336	17.5%	-36.9%
Options, Fixed Income and Other	55	4.3%	143	7.4%	-61.5%
Unallocated(1)	(24)	-1.9%	(89)	-4.7%	NM
Total Adjusted Net Trading Income	$1,280	100.0%	$1,923	100.0%	-33.4%

(1) Under our methodology for recording ‘‘trading income, net’’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular daily Adjusted Net Trading Income calculation can effectively defer or accelerate revenue from one day to another or one reporting period to another, as the case may be. We do not allocate any resulting differences based on the timing of revenue recognition.

Market Volume and Volatility in the Quarter

Around the world, the market remained uncharacteristically calm in the first quarter of 2017.

In US Equities, realized intraday volatility of the S&P 500 Index averaged just 57 basis points, a 18% drop from historical lows of Q4 2016.  Average daily consolidated U.S. equity share volume declined 20% year over year.

Note: 2008 Q4 intraday volatility was 5.18%

Note: 2008 Q4 realized volatility was 67.1

In EMEA Equities, realized intraday volatility of the EURO STOXX 50 Index averaged just 86 basis points, a drop of over 20% year over year and versus the prior quarter.  Realized volatility declined 19% versus the prior quarter.  Average daily pan-EU share volume and notional turnover declined 25% and 15%, year over year, respectively.

In APAC Equities, realized intraday volatility of the Nikkei 225 Index averaged just 81 basis points, a drop of over 57% year over year and 28% versus the prior quarter.  Realized volatility declined 28% versus the prior quarter.  Average daily TSE share volume and OSE Nikkei 225 Futures volume declined 22% and 36%, year over year, respectively.

In Commodities, average daily realized volatility of the CBOE Crude Oil Volatility Index declined over 23% versus the prior quarter.  The average daily CBOE Energy Sector Volatility Index and the CBOE/COMEX Gold Volatility Index declined 19% and 13%, respectively, compared to the prior quarter and 48% and 24%, year over year, respectively.  Average daily CME Energy contract volume declined 3% versus the prior quarter.

In Currencies, average daily realized volatility of the JPM FX G7 Volatility Index declined 13% versus the prior quarter.  Average daily volumes on Spot venues were down year over year, with EBS and Reuters posting the largest drops of 10% and 20%, respectively.

KCG Acquisition Update

Since the April 20 announcement of our definitive agreement to acquire KCG Holdings, we have begun working on a transition plan with KCG management, initiated the formal change in control applications with regulators as well as customary anti-trust processes, and continued to conduct due diligence required to close the transaction. At this time, we continue to anticipate closing the transaction in Q3 2017.

Financial Condition

As of March 31, 2017, Virtu had $165.0 million in cash and cash equivalents, and total long-term debt outstanding in an aggregate principal amount of $570.1 million.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on our senior secured credit facility, debt issue cost related to debt refinancing, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, transaction advisory fees and expenses, termination of office leases, other losses (revenues), equipment write-off, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation at IPO.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items including IPO-related adjustments and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate of 35.5%.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income (loss), cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in thousands, except share and per share data)
Revenues:
Trading income, net	$139,574	$186,289
Interest and dividends income	4,874	4,268
Technology services	2,779	2,081
Other, net	60	—
Total revenues	147,287	192,638

Operating Expenses:
Brokerage, exchange and clearance fees, net	52,770	59,725
Communication and data processing	18,207	17,722
Employee compensation and payroll taxes	21,347	22,557
Interest and dividends expense	12,280	13,537
Operations and administrative	4,978	4,919
Depreciation and amortization	6,757	7,727
Amortization of purchased intangibles and acquired capitalized software	53	53
Charges related to share based compensation at IPO	185	595
Financing interest expense on senior secured credit facility	6,828	7,101
Total operating expenses	123,405	133,936

Income before income taxes and noncontrolling interest	23,882	58,702
Provision for income taxes	2,808	7,346
Net income	$21,074	$51,356

Noncontrolling interest	(16,494)	(41,008)

Net income available for common stockholders	$4,580	$10,348

Earnings per share:
Basic	$0.10	$0.27
Diluted	$0.10	$0.26

Weighted average common shares outstanding
Basic	40,398,381	38,210,209
Diluted	40,398,381	38,489,489

Comprehensive income:
Net income	$21,074	$51,356
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	785	2,494

Comprehensive income	$21,859	$53,850
Less: Comprehensive income attributable to noncontrolling interest	(17,044)	(42,801)

Comprehensive income available for common stockholders	$4,815	$11,049

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended March 31,
	2017	2016
	(in thousands, except percentages)
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$139,574	$186,289
Interest and dividends income	4,874	4,268
Brokerage, exchange and clearance fees, net	(52,770)	(59,725)
Interest and dividends expense	(12,280)	(13,537)

Adjusted Net Trading Income	$79,398	$117,295

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$21,074	$51,356
Financing interest expense on senior secured credit facility	6,828	7,101
Depreciation and amortization	6,757	7,727
Amortization of purchased intangibles and acquired capitalized software	53	53
Provision for income taxes	2,808	7,346

EBITDA	$37,520	$73,583

Severance	877	193
Transaction advisory fees and expenses	132	—
Termination of office leases	—	(319)
Other, net	(60)	—
Equipment write-off	—	428
Share based compensation	7,579	5,395
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,425	1,196
Charges related to share based compensation awards at IPO	185	595

Adjusted EBITDA	$47,658	$81,071

Selected Operating Margins
Net Income Margin(1)	25.6%	43.0%
EBITDA Margin(2)	45.7%	61.6%
Adjusted EBITDA Margin(3)	58.0%	67.9%

(1) Calculated by dividing net income by the sum of Adjusted Net Trading Income and technology services revenue.

(2) Calculated by dividing EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

(3) Calculated by dividing Adjusted EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended March 31,
	2017	2016
	(in thousands, except share and per share data)
Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$21,074	$51,356
Provision for income taxes	2,808	7,346
Income before income taxes	$23,882	$58,702

Amortization of purchased intangibles and acquired capitalized software	53	53
Severance	877	193
Transaction advisory fees and expenses	132	—
Termination of office leases	—	(319)
Equipment write-off	—	428
Other losses (revenues)	(60)	—
Share based compensation	7,579	5,395
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,425	1,196
Charges related to share based compensation awards at IPO	185	595
Normalized Adjusted Net Income before income taxes	$34,073	$66,243

Normalized provision for income taxes(1)	12,096	23,516
Normalized Adjusted Net Income	$21,977	$42,727
Weighted Average Adjusted shares outstanding(2)	140,837,161	139,891,431

Normalized Adjusted EPS	$0.16	$0.31

(1) Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 35.5%.

(2) Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis,  (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Includes additional shares from dilutive impact of options and restricted stock units outstanding under the 2015 Management Incentive Plan during the three months ended March 31, 2017 and 2016.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	March 31,	December 31,
	2017	2016
	(in thousands, except share data)
Assets
Cash and cash equivalents	$164,967	$181,415
Securities borrowed	358,463	220,005
Receivables from broker-dealers and clearing organizations	662,313	448,728
Interest & dividends receivable
Trading assets, at fair value	1,899,970	1,827,882
Property, equipment and capitalized software, net	34,071	29,660
Goodwill	715,379	715,379
Intangibles (net of accumulated amortization)	939	992
Deferred taxes	197,330	193,859
Other assets	73,921	74,470
Total assets	$4,107,353	$3,692,390

Liabilities and equity
Liabilities
Short-term borrowings	$22,000	$25,000
Securities loaned	423,672	222,203
Payables to broker-dealers and clearing organizations	589,688	695,978
Trading liabilities, at fair value	1,673,802	1,349,155
Tax receivable agreement obligations	229,381	231,404
Accounts payable and accrued expenses and other liabilities	73,498	69,281
Long-term borrowings, net	565,317	564,957
Total liabilities	$3,577,358	$3,157,978

Total equity	529,995	534,412
Total liabilities and equity	$4,107,353	$3,692,390

	As of March 31, 2017
	Interests	%
Ownership of Virtu Financial LLC Interests:
Virtu Financial, Inc. - Class A Common Stock	42,145,236	29.9%
Non-controlling Interests (Virtu Financial LLC)	98,691,925	70.1%
Total Virtu Financial LLC Interests	140,837,161	100.0%

About Virtu Financial, Inc.

Virtu is a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 235 unique exchanges, markets and liquidity pools in 36 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information and certain oral statements made from time to time by representatives of the Company contain certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com